FINANCING AND SECURITY AGREEMENT

THIS FINANCING AND SECURITY AGREEMENT (this "Agreement") is made this 6th day of November, 1997, by and between CTA INCORPORATED, a Colorado corporation (the "Borrower") and FIRST UNION COMMERCIAL CORPORATION, a North Carolina corporation, its successors and assigns (the "Lender").

     RECITALS

A. The Borrower has applied to the Lender for credit facilities consisting of a revolving credit facility in the maximum principal amount of Fifteen Million Dollars ($15,000,000) to be used by the Borrower for the Permitted Uses, with a sublimit for letters of credit in the maximum principal amount of Four Million Dollars ($4,000,000) and a term facility in the maximum principal amount of Five Million Dollars ($5,000,000) to be used by the Borrower for the Permitted Uses described in this Agreement.

B. The Lender is willing to make those credit facilities available to the Borrower upon the terms and subject to the conditions set forth in this Agreement.


     ARTICLE

     DEFINITIONS

SECTION . CERTAIN DEFINED TERMS. As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

"Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired, arising or created:

()   accounts, accounts receivable, contract rights, notes, drafts, instruments acceptances, chattel paper, leases and writings evidencing a monetary obligation, which arise from any right to payment for goods sold or leased or for services rendered;

()   rights to receive the payment of money or other consideration under present or future contracts for goods sold or leased or for services rendered (including without limitation, all rights to receive payments under presently existing or hereafter acquired or created Letters of Credit in connection with such a sale or lease of goods or services) and all such rights set forth in or arising out of any present or future chattel paper, draft, lease, acceptance, writing, instrument, document or general intangible;

()   all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing;
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()   all claims or causes of action which arise in connection with a sale or lease of goods or services;

()   all books and records in whatever media (paper, electronic, or otherwise) recorded or stored, with respect to any of the foregoing;

()   all equipment and general intangibles necessary or beneficial to retain access and/or process the information contained in those books and records;

()   and all proceeds (cash and non-cash) of the foregoing.

"Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.

"Acquisition Cap" has the meaning set forth in Section 6.2.1.

"Affiliate" means, with respect to the Borrower, any Person, directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Borrower or any Subsidiary, as the case may be.

"Agreement" means this Financing and Security Agreement and all amendments, modifications and supplements hereto which may from time to time become effective in accordance with the provisions of Section 8.1.

"Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

"Assignment of Government Contracts" means those certain assignments of government contracts as collateral now or hereafter executed and delivered by the Borrower for the benefit of the Lender, as the same may from time to time be amended, restated, supplemented or otherwise modified.

"Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time.

"Borrowing Base" has the meaning described in Section 2.1.3 (Borrowing
Base).

"Borrowing Base Deficiency" has the meaning described in Section 2.1.3 (Borrowing Base).

"Borrowing Base Report" has the meaning described in Section 2.1.4 (Borrowing Base Report).
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"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

"Capital Expenditure" means an expenditure for Fixed or Capital Assets. The term also includes, whether or not required by GAAP, the entering into of a Capital Lease.

"Capital Lease" means any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet.

"Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Lender or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with maturities of six (6) months or less from the date of acquisition.

"Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash and non-cash) of the foregoing.

"Closing Date" means the Business Day, in any event not later than November 6, 1997, on which the Lender shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions) have been fulfilled.

"Collateral" means all property of the Borrower subject from time to time to the Liens of this Agreement, the Security Documents and the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.

"Collateral Account" has the meaning described in Section 2.1.8
(Collateral Account).

"Collateral Disclosure List" has the meaning described in Section 3.3 (Collateral Disclosure List).

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"Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.

"Commitment" means the Revolving Credit Commitment.

"Committed Amount" means the Revolving Loan Committed Amount or the Term Loan Committed Amount, as the case may be, and "Committed Amounts" means collectively the Revolving Loan Committed Amount and the Term Loan Committed Amount.

"Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

"Credit Facility" means the Revolving Credit Facility, the Letter of Credit Facility or the Term Loan Facility, as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility, the Letter of Credit Facility and the Term Loan Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

"Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

"Documents" means all documents of title, whether now existing or hereafter acquired or created, and all proceeds (cash and non-cash of the foregoing).

"EBIT" means as to the Borrower and its Subsidiaries for any period of determination thereof, earnings before interest and Taxes, determined in accordance with GAAP consistently applied for such period. Notwithstanding the preceding, for the fiscal quarter ending September 30, 1997, the Borrower's EBIT shall be calculated using an annualized EBIT based on the EBIT for the three (3) fiscal quarters ending September 30,1997. For the fiscal quarter ending December 31, 1997 and thereafter, EBIT shall exclude up to Three Million Two Hundred Thousand Dollars ($3,200,000) of Employee Stock Ownership Plan expense.

"EBITDA" means as to the Borrower and its Subsidiaries for any period of determination thereof, the sum of (a)earnings before interest and Taxes, determined in accordance with GAAP consistently applied over the last twelve (12) month period, plus (b) depreciation and amortization of assets for such period. Notwithstanding the preceding, for the three (3) fiscal quarters ending September 30, 1997, the Borrower's EBITDA shall be calculated using an annualized EBITDA based on the EBITDA for the fiscal quarter ending September 30,1997. For the fiscal quarter ending December 31, 1997 and thereafter, EBITDA shall exclude up to Three Million Two Hundred Thousand Dollars ($3,200,000) of Employee Stock Ownership Plan expense.

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"Eligibility Standards"  mean, at any time of determination thereof, each
Account which conforms and continues to conform to the following criteria to the satisfaction of the Lender: (a) the Account arose in the ordinary course of the Borrower's business from a bona fide outright sale or lease of goods by the Borrower, or from services performed by the Borrower, and
(i) such goods have been delivered to the appropriate Account Debtors or their respective designees, the Borrower has in its possession shipping and delivery receipts evidencing such shipment and delivery, no return, rejection or repossession has occurred, and such goods have been finally accepted by the Account Debtor, or (ii) such services have been satisfactorily completed and accepted by the appropriate Account Debtor;
(b) the Account is based upon an enforceable order or contract, written or oral, for goods delivered or for services performed, and the same were shipped, held, or performed in accordance with such order or contract;
(c) the title of the Borrower to the Account and, except as to the Account Debtor and any creditor which finances the Account Debtor's purchase of such goods, to any goods is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens and Liens created by the Account Debtors in connection with their interests in the goods, and the Borrower otherwise has the full and unqualified right and power to assign and grant a security interest in it to the Lender as security and collateral for the payment of the Obligations; (d) the amount shown on the books of the Borrower and on any invoice, certificate, schedule or statement delivered to the Lender is owing to the Borrower and no partial payment has been received unless reflected with that delivery; (e) the Account is not subject to any claim of reduction, counterclaim, setoff, recoupment, or other defense in law or equity, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged goods or unsatisfactory services, or for any other reason, other than those adjustments which may arise as a result of regular audits performed by any Governmental Authority; (f) the Account Debtor has not returned or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the goods or services from the sale of which the Account arose; (g) the Account is not owing by any Account Debtor for which the Lender has deemed twenty five percent (25%) or more of such Account Debtor's other Accounts (or any portion thereof) due to the Borrower fail to conform to the Eligibility
Standards, provided, however, that with respect to Eligible Billed Government Receivables the Account is not owing by any Account Debtor for which the Lender has deemed fifty percent (50%) or more of such Account Debtor's other Accounts (or portion thereof) due to the Borrower fail to conform to the Eligibility Standards; (h) the Account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment by the Borrower to the Lender of the Account arising with respect thereto; (i) the Account Debtor is not a foreign government or agency; (j) the Borrower is not indebted in any manner to the Account Debtor, with the exception of customary credits, adjustments and/or discounts given to an Account
Debtor by the Borrower in the ordinary course of its business, (k) no part of the Account represents a progress billing or a retainage, (l) the Accounts are not Ineligible Accounts, and (m) the Lender in the exercise of its sole but reasonable discretion has not deemed the Account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Lender otherwise considers the collateral value thereof to the Lender to be impaired or its ability to realize such value to be insecure. In the event of any dispute, under the foregoing criteria, as to whether an Account is, or has ceased to satisfy the Eligibility Standards, the decision of the Lender in the exercise of its sole but reasonable discretion shall control.

"Eligible Billed Borrowing Base Receivable" and "Eligible Billed Borrowing Base Receivables" mean, at any time of determination thereof, each Account which satisfies the Eligibility Standards and where the Account Debtor is not incorporated in or primarily conducting business in any jurisdiction outside of the United States of America and the Account does not constitute an Eligible Billed Government Receivable.

"Eligible Billed Government Receivables" means all Eligible Billed Borrowing Base Receivables representing amounts due and owing from any Governmental Authority, provided, however, that the Lender reserves the right in its sole but reasonable discretion to adjust the advance rate on Eligible Billed Borrowing Base Receivables from any state or any political subdivision of any Governmental Authority, if at any time, the credit rating of any such state or political subdivision is adjusted below "investment grade".

"Eligible Billed Foreign Receivable" and "Eligible Billed Foreign
Receivables" means all Accounts which satisfy the Eligibility Standards and which arise from any OECD country.

"Eligible Unbilled Borrowing Base Receivables" means all Accounts arising out of work actually performed by the Borrower which (i) are eligible to be billed in accordance with the applicable contract within ninety (90) days of the "as of" date of the applicable Borrowing Base Report (with no additional performance required by any Person, and no condition to payment by the Account Debtor, other than receipt of an appropriate invoice).

"Enforcement Costs" means all actual and reasonable expenses, charges, costs and fees whatsoever (including, without limitation, attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 3.9 (Costs) and/or Section 8.8 (Enforcement Costs), and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, and/or the Collateral.

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"Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by the Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event of Default" has the meaning described in Article 7.

"Excess Cash Flow" means for any annual period of determination thereof, an amount equal to fifty percent (50%) of the Borrower's EBITDA, less all of the Borrower's Capital Expenditures which are not financed, less all cash taxes, less all principal and interest payments on Indebtedness for Borrowed Money, less any distributions of the Borrower, all as shown on the annual financial statements for such annual period, furnished to the Lender in accordance with Section 6.1.1; or in the event that the Borrower fails to deliver such financial statements to the Lender as and when required, the Lender shall estimate, in its sole but reasonable discretion, the amount of Excess Cash Flow for such period.

"Existing Subordinated Debt" means the subordinated debt having a current unpaid principal balance as of the date hereof of not more than $450,000, as more fully described in that certain Financing and Security Agreement dated December 9, 1993 by and among the Borrower, the Lender and certain then existing subsidiaries of the Borrower described therein

"Facilities" means the collective reference to the loan and other credit facilities now or hereafter provided to the Borrower by the Lender whether under this Agreement or otherwise.

"Fees" means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the following:
Revolving Credit Unused Line Fees, Letter of Credit Fees, Origination Fee, the Term Loan Origination Fee, and Field Examination Fees.

"Field Examination Fee" and "Field Examination Fees" have the meanings described in Section 2.4.5 (Field Examination Fees).

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"Financing Documents" means at any time collectively this Agreement, the
Notes, the Security Documents, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower, any Guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with any of the Obligations and/or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.

"First Union" means First Union National Bank, a national banking association, its successors and assigns.

"Fixed Charges" means for any period of determination thereof, the scheduled or required payments (including, without limitation, principal and interest, but excluding principal on and all contingent economic interest payments to be made on the Existing Subordinated Debt) on all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries, plus rent of the Borrower and its Subsidiaries.

"Fixed Charge Coverage Ratio" means for the period of any determination thereof the ratio of (a) EBITDA, minus cash Taxes, plus rent, minus distributions (including any dividends), to (b) Fixed Charges.

"Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

"GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

"General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, including without limitation all books and records, claims (including without limitation all claims for income tax and other refunds), choses in action, contract rights, judgments, patents, patent licenses, trademarks, trademark licenses, licensing agreements, rights in intellectual property, goodwill (including goodwill of the Borrower's business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), royalty payments, licenses, contractual rights, rights as lessee under any lease of real or personal property, literary rights, copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial desirable to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

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"Government Contract" and "Government Contracts" means written contracts of the Borrower with the United States, or any agency, department or instrumentality thereof and on which the Borrower is the "prime" contractor.

"Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned or acquired by the Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

"Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by the Borrower or for which the Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned or acquired by the Borrower, and any other contamination by Hazardous Materials for which the Borrower is, or is claimed to be, responsible.

"Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

"Indebtedness for Borrowed Money" of a Person means at any time means the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under a employee stock ownership plan or other similar employee benefit plan; and (f) any obligation of such Person or a Commonly Controlled Entity to a Multiemployer Plan; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

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"Ineligible Accounts" means all Accounts which as determined in the
Lender's sole but reasonable discretion are (a) evidenced by a promissory note or similar instrument; (b) owing from any Person that is the subject of any (i) suit, lien, levy or judgment which could reasonably be expected to affect the collectibility of said Accounts, or (ii) bankruptcy, insolvency or similar process or proceeding; (c) unbilled as a result of cost variances, retainage provisions, "milestone" requirements or any other reason, except for timing differences; or (d) with respect to otherwise Eligible Unbilled Borrowing Base Receivables, any such Account which fails to satisfy the Eligibility Standards or is otherwise deemed ineligible by the Lender, in its sole but reasonable discretion.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

"Instrument" means a negotiable instrument (as defined under Article 3 of the Uniform Commercial Code), a "certificated security" (as defined under
Article 8 of the Uniform Commercial Code), or any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary indorsement.

"Inventory" means all inventory of the Borrower and all right, title and interest of the Borrower in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, warranties, franchises, general intangibles, personal property and all documents of title or documents relating to the same and all proceeds (cash and non-cash) of the foregoing.

"Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

"Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

"Lease Obligations" of a Person means at any date the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.
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"Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.3.1 hereof.

"Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of First Union's then standard form of application for letter of credit or such other form as may be approved by the Lender and First Union, executed and delivered by the Borrower in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

"Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by the Borrower or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

"Letter of Credit Facility" means the sublimit under the Revolving Credit Facility for the issuance of Letters of Credit established by the Lender pursuant to Section 2.3 (Letter of Credit Facility) of this Agreement.

"Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.3.2 hereof.

"Letter of Credit Obligations" means all Obligations of the Borrower with respect to the Letters of Credit and the Letter of Credit Agreements.

"Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

"Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

"Loan" means each of the Revolving Loan or the Term Loan, as the case may be, and "Loans" means the collective reference to the Revolving Loan and the Term Loan.
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"Loan Notice" has the meaning described in Section 2.1.2 (Procedure for
Making Advances).

"Lockbox" has the meaning described in Section 2.1.7 (The Collateral
Account).

"Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"Note" means the Revolving Credit Note or the Term Note, as the case may be, and "Notes" means collectively the Revolving Credit Note and the Term Note, and any other promissory note which may from time to time evidence the Obligations.

"Obligations" means all present and future indebtedness, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and any of the other Financing Documents, the Loans, and any of the Credit Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and other prepayment penalties (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit, and also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and any and all renewals, extensions and rearrangements of any such debts, obligations and liabilities.

"Origination Fee" has the meaning described in Section 2.4.3 (Origination
Fee).

"Outstanding Letter of Credit Obligations" has the meaning described in
Section 2.3.3 hereof.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Permitted Acquisitions" and "Permitted Acquisitions" have the meanings given in Section 6.2.1 hereof.

"Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole but reasonable discretion (i) are being diligently contested in good faith and by appropriate proceedings, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens in favor of the Lender; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale of, or levy of execution on, any of the Collateral; (e) mechanics and materialmen liens which are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Liens of the Lender and further provided that if requested by the Lender the Borrower shall cause said mechanics or materialmen liens to be extinguished; and (f) such other Liens, if any, as are set forth on EXHIBIT "C" attached hereto and made a part hereof.

"Permitted Uses" means (a) with respect to the Term Loan payments of contingent economic interest to prior subordinated debt holders, and (b) with respect to the Revolving Loan, the payment of expenses incurred in the ordinary course of the Borrower's business.

"Person" means and includes an individual, a limited liability company, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other organization or entity.

"Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

"Post-Default Rate" means the Prime Rate in effect from time to time, plus two percent (2.0%) per annum.

"Prime Rate" means the rate of interest from time to time established and publicly announced by the Lender as its prime rate, in Lender's sole discretion, which rate of interest may be greater or less than other interest rates charged by the Lender to other borrowers and is not solely based or dependent upon the interest rate which the Lender may charge any particular borrower or class of borrowers.

"Prepayment" means a Revolving Loan Mandatory Prepayment or a Term Loan Mandatory Prepayment, as the case may be, and "Prepayments" mean collectively Revolving Loan Mandatory Prepayments and Term Loan Mandatory Prepayments.

"Receivable" means one of the Borrower's now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments and "Receivables" means all of the Borrower's now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.

"Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

"Responsible Officer" means the chief executive officer of the Borrower or the president of the Borrower or his designee, or with respect to financial matters, the chief financial officer of the Borrower.

"Revolving Credit Commitment" means the agreement of the Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

"Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit
Termination Date.

"Revolving Credit Committed Amount" has the meaning described in Section
2.1.1 (Revolving Credit Facility).

"Revolving Credit Expiration Date" means September 30, 2000.

"Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility) of this Agreement.

"Revolving Credit Note" has the meaning described in Section 2.1.5 (Revolving Credit Note).

"Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to Section 7.2.

"Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.9 (Revolving Credit Unused Line Fee).

"Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

"Revolving Loan Account" has the meaning described in Section 2.1.8 (Revolving Loan Account).

"Revolving Loan Mandatory Prepayment" and "Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments).

"Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement and the Assignments of Government Contracts.

"Senior Debt" means all Indebtedness for Borrowed Money of the Borrower which is not subordinate to the repayment of the Obligations.

"State" means the State of Maryland.

"Subordinated Debt" means all Indebtedness for Borrowed Money of the Borrower, now or hereafter incurred, in an aggregate face principal amount not to exceed Five Million Dollars ($5,000,000) and the Existing Subordinated Debt.

"Subordinated Debt Loan Documents" means any and all promissory notes, agreements, document or instruments now or at any time evidencing, securing, guarantying or otherwise executed and delivered in connection with the Subordinated Debt, all of which must be in form and substance satisfactory in all material respects to the Lender, in its sole, but reasonable discretion, as the same may from time to time be amended, restated supplemented or modified as permitted under this Agreement.

"Subordinated Indebtedness" means the Subordinated Debt the repayment of which is subordinated to the Obligations by a written agreement in form and substance satisfactory to the Lender, in its sole, but reasonable discretion.

"Subordinated Lenders" means each and every present or future lender of Subordinated Debt to the Borrower.

"Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by the Borrower and/or by one or more Subsidiaries of the Borrower.

"Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

"Term Loan" has the meaning described in Section 2.2.1.

"Term Loan Commitment" has the meaning described in Section 2.2.1.

"Term Loan Committed Amount" has the meaning described in Section 2.2.1.

"Term Loan Facility" means the facility established by the Lender pursuant to Section 2.2 (Term Loan Facility) of this Agreement.

"Term Loan Mandatory Prepayment" and "Term Loan Mandatory Prepayments" have the meanings described in Section 2.2.3.

"Term Loan Origination Fee" has the meaning described in Section 2.4.4.

"Term Note" has the meaning described in Section 2.2.2.

"Total Funded Debt" means all of the Borrower's Indebtedness for Borrowed
Money.

"Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State.

"Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Borrower and/or by one or more Wholly Owned Subsidiaries of the Borrower.

SECTION . ACCOUNTING TERMS AND OTHER DEFINITIONAL PROVISIONS. Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

     ARTICLE

                      THE CREDIT FACILITIES

SECTION . THE REVOLVING CREDIT FACILITY

 ..   REVOLVING CREDIT FACILITY.  Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrower. The aggregate of all advances under the Revolving Credit Facility are sometimes referred to in this Agreement collectively as the "Revolving Loan".

The principal amount of Fifteen Million Dollars ($15,000,000) is the "Revolving Credit Committed Amount".

During the Revolving Credit Commitment Period, the Lender agrees to make advances under the Revolving Credit Facility requested by the Borrower from time to time provided that after giving effect to the Borrower's request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the lesser of (a) the Revolving Credit Committed Amount, or (b) the most current Borrowing Base.

 ..   PROCEDURE FOR MAKING ADVANCES UNDER THE REVOLVING LOAN; LENDER
PROTECTION LOANS. The Borrower may borrow under the Revolving Credit Commitment on any Business Day. Advances under the Revolving Loan shall be deposited to the Borrower's demand deposit account with First Union or shall be otherwise applied as directed by a Responsible Officer of the Borrower, which direction the Lender may require to be in writing. No later than 10:00 a.m. (Washington, D.C. time) on the date of the requested borrowing, the Borrower shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing. If requested by the Lender, any oral Loan Notice shall be confirmed in writing by the Borrower within three (3) Business Days after the making of the requested Revolving Loan. In addition, in lieu of the procedure set forth above, the Borrower hereby irrevocably authorizes the Lender at any time and from time to time, without further request from or notice to the Borrower, to make advances under the Revolving Loan which the Lender, in its sole but reasonable discretion, deems necessary and/or appropriate to protect the Lender's interests under this Agreement, including, without limitation, advances under the Revolving Loan made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, the Loan, the Obligations, and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Lender may make hereunder exceeds the Revolving Credit Committed Amount. The Lender agrees that it will honor any overdrafts as directed by the Borrower and agreed to by the Lender. All such overdrafts will be secured by the Collateral.

 ..   BORROWING BASE.  As used in this Agreement, the term "Borrowing
Base" means at any time, an amount equal to the aggregate of (a) ninety percent (90%) of Eligible Billed Government Receivables, which are outstanding less than one hundred twenty-one (121) days from the date of original invoice; plus (b) eighty percent (80%) of Eligible Billed Borrowing Base Receivables representing amounts due and owing from domestic Account Debtors (other than the Government), which are outstanding less than ninety-one (91) days from the date of the original invoice; plus (c) fifty percent (50%) of Eligible Unbilled Borrowing Base Receivables; (d) plus the lesser of (i) seventy percent (70%) of Eligible Billed Foreign Receivables, which are outstanding less than ninety-one
(91) days from the date of the original invoice or (ii) Two Million Dollars ($2,000,000), MINUS (e) the amount of all outstanding Letters of Credit.

The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to and accepted by the Lender in its sole but reasonable discretion. In the event the Borrower fails to furnish a Borrowing Base Report required by Section 2.1.4 below, or in the event the Lender believes that a Borrowing Base Report is no longer accurate, the Lender may, in its sole but reasonable discretion exercised from time to time and without limiting its other rights and remedies under this Agreement, suspend the making of or limit advances under the Revolving Loan. The Borrowing Base shall be subject to reduction by amounts credited to the Collateral Account since the date of the most recent Borrowing Base Report and by the amount of any Receivable which was included in the Borrowing Base but which the Lender determines fails to meet the criteria applicable from time to time for Eligible Billed Borrowing Base Receivables or Eligible Unbilled Borrowing Base Receivables.

If at any time the total of the aggregate principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations exceed the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrower at the sole and absolute discretion of the Lender exercised from time to time shall pay the Borrowing Base Deficiency ON DEMAND to the Lender from time to time.

Without implying any limitation on the Lender's discretion with respect to the Borrowing Base, the Eligibility Standards, incorporated within the definitions of Eligible Billed Borrowing Base Receivables, Eligible Billed Foreign Receivables, Eligible Billed Government Receivables and Eligible Unbilled Borrowing Base Receivables are in part based upon the business operations of the Borrower existing on or about the Closing Date and upon information and records furnished to the Lender by the Borrower. If at any time or from time to time hereafter, the business operations of the Borrower change or such information and records furnished to the Lender is incorrect or misleading, the Lender in its sole but reasonable discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender may communicate such changed or additional criteria to the Borrower from time to time either orally or in writing.

 ..   BORROWING BASE REPORT.  The Borrower will furnish to the Lender no less frequently than the twentieth (20th) day of each month, and at such other times as may be requested by the Lender a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form required from time to time by the Lender, appropriately completed and duly signed. The Borrowing Base Report shall contain the amount and payments on the Receivables and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Lender may from time to time request. Upon the Lender's request and upon the creation of any Receivables, or at such intervals as the Lender may require, the Borrower will provide the Lender at the Borrower's offices during normal business hours with: (a) confirmatory assignment schedules; (b) copies of Account Debtor invoices; (c) evidence of shipment or delivery; and (d) such further schedules, documents and/or information regarding the Receivables as the Lender may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Lender, and certified as true and correct by a Responsible Officer, and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral. The Borrower's failure to deliver any of such items to the Lender shall not affect, terminate, modify, or otherwise limit the Lender's security interests in the Collateral.

 ..   REVOLVING CREDIT NOTE.  The obligation of the Borrower to pay the
Revolving Loan with interest shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT "A-1" attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. The Borrower acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the rates provided from time to time for advances under the Revolving Credit Facility evidenced by the Revolving Credit Note and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

 ..   MANDATORY PREPAYMENTS OF REVOLVING LOAN.  The Borrower shall make the mandatory prepayments of principal (each a "Revolving Loan Mandatory Prepayment" and collectively, the "Revolving Loan Mandatory Prepayments") of the Revolving Loan without penalty at any time and from time to time in such amounts requested by the Lender pursuant to Section 2.1.3 (Borrowing Base) of this Agreement in order to cover any Borrowing Base Deficiency.

 ..   THE COLLATERAL ACCOUNT.  The Borrower will deposit, or cause to be deposited, all Items of Payment to a bank account or accounts maintained at First Union designated by the Lender and from which the Lender and First Union alone have power of access and withdrawal (the "Collateral Account"). Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Borrower where necessary to permit the collection of any such Items of Payment, which endorsement the Borrower hereby agrees to make. In the event the Borrower fails to do so, the Borrower hereby authorizes the Lender to make the endorsement in the name of the Borrower. Prior to such a deposit, the Borrower will not commingle any Items of Payment with any of the Borrower's other funds or property, but will hold them separate and apart in trust and for the account of the Lender.

The Borrower shall direct the mailing of all Items of Payment from its Account Debtors to a post-office box designated by the Lender, or to such other additional or replacement post-office boxes pursuant to the request of the Lender from time to time (collectively, the "Lockbox"). The Lender and First Union shall have unrestricted and exclusive access to the Lockbox.

Upon obtaining Items of Payment, the Lender and First Union are authorized to inspect all Items of Payment, endorse all Items of Payment in the name of the Borrower, and deposit such Items of Payment in the appropriate Collateral Account designated by the Borrower. For the purpose of computing interest hereunder, all Items of Payment shall be deemed applied by the Lender on account of the Obligations upon the earlier of (i) the day of receipt by the Lender or First Union, if paid in accordance with the past practice of First Union and/or the Lender. In the event Items of Payment are returned to the Lender or First Union for any reason whatsoever, the Lender and First Union may, in the exercise of their discretion from time to time, forward such Items of Payment a second time. Any returned Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.

The Lender will, or will instruct First Union to, apply the whole or any part of the Items of Payment deposited into the Collateral Account against the Revolving Loan as necessary to reduce the outstanding balance of the Revolving Loan Account to zero or as close to zero as possible (or after a Default, against any of the Obligations) and will credit any remaining amount of such collected funds to the depository account of the Borrower with the Lender or First Union upon deposit.

 ..   REVOLVING LOAN ACCOUNT.  The Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Lender will (a) DEBIT (i) the principal amount of each advance under the Revolving Credit Facility made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on such advance as and when due, and (iii) any other amounts due and payable by the Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) CREDIT all payments made by the Borrower to the Lender or First Union on account of the Revolving Loan as of the date made including, without limitation, funds credited to the Revolving Loan Account from the Collateral Account. The Lender and First Union may debit the Revolving Loan Account for the amount of any Item of Payment which is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. The Borrower hereby promises to pay to the order of the Lender, on demand, an amount equal to the excess, if any, of all debit entries over all credit entries recorded in the Revolving Loan Account under the provisions of this Agreement.
Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be presumed conclusively to be correct and shall constitute an account stated between the Lender, First Union and the Borrower unless the Lender receives specific written objection thereto from the Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender or First Union.

 ..   REVOLVING CREDIT UNUSED LINE FEE.  The Borrower shall pay to the
Lender a quarterly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to one quarter of one percent (1/4%) per annum on the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each calendar quarter. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrower to the Lender on the first day of the next calendar quarter, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

SECTION . THE TERM LOAN

 ..   TERM LOAN COMMITMENT. Subject to and upon the provisions of this
Agreement, the Lender agrees to make a loan (the "Term Loan") to the Borrower on the Closing Date in the principal amount of Five Million Dollars ($5,000,000) (herein called the "Term Loan Committed Amount"). The obligation of the Lender to make the Term Loan is herein called its "Term Loan Commitment".

 ..   THE TERM NOTE. The obligation of the Borrower to pay the Term Loan with interest shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Term Note") substantially in the form of EXHIBIT "A-2" attached hereto and made a part hereof with appropriate insertions.

 ..   MANDATORY PREPAYMENTS OF TERM LOAN.  The Borrower shall make mandatory prepayments of principal (each a "Term Loan Mandatory Prepayment" and collectively the "Term Loan Mandatory Prepayments") of the Term Loan to the Lender annually. Each Term Loan Mandatory Prepayment shall be in the amount of the "Excess Cash Flow" for the then preceding fiscal year and shall be payable on the date the Borrower furnishes to the Lender the annual financial statements referred to in
Section 6.1.1 of this Agreement. If, however, the Borrower fails to furnish such financial statements in any given calendar year as and when required, the Borrowers shall be required to pay the Term Loan Mandatory Prepayment payable during such calendar year on the date which is ninety
(90) days after the close of the Borrower's then preceding fiscal year. The Borrower shall pay to the Lender on the date of each Term Loan Mandatory Prepayment accrued interest to such date on the amount prepaid. Each Partial Term Loan Mandatory Prepayment shall be applied to the balloon payment due at maturity and then to principal against the principal installments in the inverse order of their maturity.

SECTION  .     THE LETTER OF CREDIT.

 ..   LETTERS OF CREDIT.  Subject to and upon the provisions of this
Agreement, and as a part of the Revolving Credit Commitment, the Borrower may, upon the prior approval of the Lender and First Union, which approval shall be in the Lender's and First Union's reasonable discretion based on customary banking practices of the Lender and First Union and existing Laws, obtain standby and documentary letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") issued by First Union from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrower will not be entitled to obtain a Letter of Credit hereunder unless (a) the Borrower is then able to obtain an advance under the Revolving Credit Facility from the Lender in an amount not less than the amount of the Letter of Credit requested by the Borrower, and (b) the sum of the then Outstanding Letter of Credit Obligations (including the amount of the requested Letter of Credit) does not exceed Four Million Dollars ($4,000,000).

 ..   LETTER OF CREDIT FEES.  Prior to or simultaneously with the opening of each Letter of Credit, the Borrower shall pay to the Lender, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to the then applicable LIBOR Rate Additional Percentage (as such term is defined in the Revolving Credit
Note). Such Letter of Credit Fees shall be paid upon the opening of the Letter of Credit and upon each anniversary thereof, if any. In addition, the Borrower shall pay to the Lender any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement; such additional fees are included in and a part of the "Fees" payable by the Borrower under the provisions of this Agreement.

 ..   TERMS OF LETTERS OF CREDIT.  Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement, and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date, as of the Business Day preceding the Revolving Credit Termination Date an advance of the Revolving Loan Credit Facility shall be made by the Lender in the face amount of such Letter of Credit (or Letters of Credit) and the proceeds thereof shall be deposited in an account titled in the name of the Lender as trustee for the Borrower.
The proceeds of the trustee account referred to in the immediately preceding sentence shall be held as collateral for the Letter of Credit (or Letters of Credit) and in the event of a draw under the Letter of Credit (or Letters of Credit), used to pay any such draw. The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender, is herein called the "Outstanding Letter of Credit Obligations".

 ..   PROCEDURE FOR LETTERS OF CREDIT.  The Borrower shall give the Lender written notice at least three (3) Business Days prior to the date on which a Letter of Credit is requested to be opened of their request for a Letter of Credit. Such notice shall be accompanied by a duly executed and delivered Letter of Credit Agreement. Upon receipt of the Letter of Credit Agreement and the Letter of Credit Fee, the Lender shall cause First Union to process such Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business
Day specified in such notice.   In the event of any conflict between the
provisions of this Agreement and any Letter of Credit Agreement, the terms of this Agreement shall prevail. Any provisions in any Letter of Credit Agreement which purport to give the Lender (i) additional rights and remedies (other than additional rights and remedies under the Uniform Customs and Practice for Documentary Credits as in effect on the date of the issuance of any Letter of Credit), (ii) additional collateral for any Letter of Credit (other than any goods relating to the Letter of Credit) or (ii) otherwise limit any grace or cure periods set forth herein; shall be ineffective.

SECTION . GENERAL FINANCING PROVISIONS.

 ..   BORROWER'S REPRESENTATIVES.  The Lender is hereby irrevocably authorized by the Borrower to make advances under the Loans to the Borrower pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Borrower under the provisions of the most recent "Certificate" of corporate resolutions of the Borrower on file with the Lender. The Lender assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrower in connection with the Credit Facilities, any Loan or any other transaction in connection with the provisions of this Agreement other than for errors, mistakes and/or discrepancies which arise directly from the Lender's gross negligence or willful misconduct.

 ..   USE OF PROCEEDS OF THE LOANS..  The proceeds of each advance under the Loans shall be used by the Borrower for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing. In no event may the proceeds of either Loan be advanced by the Borrower to any Subsidiary. The Borrower shall use the proceeds of the Loans promptly.

 ..   ORIGINATION FEE.  The Borrower shall pay to the Lender on or before the Closing Date a loan origination fee (the "Origination Fee") for the Revolving Credit Facility in the amount of Fifty Six Thousand Two Hundred Fifty Dollars ($56,250.00), which fee has been fully earned and is non-refundable.

 ..   TERM LOAN ORIGINATION FEE.  The Borrower shall pay to the Lender on or before the Closing Date a loan origination fee (the "Term Loan
Origination Fee") for the Term Loan Facility in the amount of Thirty Seven Thousand Five Hundred Dollars ($37,500.00), which fee has been fully earned and is non-refundable.

 ..   FIELD EXAMINATION FEES.  The Borrower shall pay to the Lender a field examination fee (collectively, the "Field Examination Fees" and individually a "Field Examination Fee"), which Field Examination Fees shall be payable promptly after each such examination is completed and such Field Examination Fee is invoiced by the Lender, provided, however, prior to the occurrence of any Default, the cost of such Field Examinations Fees shall not exceed Fifteen Thousand Dollars ($15,000) per year and such audits will not be conducted more frequently than four (4) times in any twelve (12) month period. Each Field Examination Fee shall be in the amount customarily charged by the Lender for the type of field examination conducted.

 ..   COMPUTATION OF INTEREST AND FEES.  All interest under the Prime Rate
(set forth in the Notes) shall be calculated on the basis of a year of
365 days for the actual number of days elapsed.    All  applicable Fees
and interest under any LIBOR Rate (set forth in the Notes) shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced.

 ..   PAYMENTS. All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrower without setoff, recoupment or counterclaim to the Lender at the Lender's office specified in the promissory note evidencing the Obligations in immediately available funds not later than 12:00 noon, Washington, D.C. time on the due date of such payment. Alternatively, at its sole discretion, the Lender may, or may cause First Union to charge any deposit account of the Borrower at First Union with all or any part of any amount due hereunder to the extent that the Borrower has not otherwise tendered payment to the Lender. All payments shall be applied first to any unpaid Fees, second to any and all accrued and unpaid late charges and Enforcement Costs, third to any and all accrued and unpaid interest on the Obligations, and then to principal, all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

     ..   LIENS; SETOFF.  The Borrower hereby grants to the Lender and
First Union a continuing Lien for all of the Obligations of the Borrower upon any and all monies, securities, and other property of the Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender or First Union from or for the Borrower, and also upon any and all deposit accounts (general or special) and credits of the Borrower, if any, with the Lender, First Union or any affiliate of the Lender or First Union, at any time existing, excluding any deposit accounts held by the Borrower in its capacity as trustee for Persons who are not Affiliates of the Borrower. Without implying any limitation on any other rights the Lender or First Union may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender and First Union are each hereby authorized by the Borrower at any time and from time to time, without prior notice to the Borrower, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations then outstanding, all in such order and manner as shall be determined by the Lender in its sole and absolute discretion. In the event the Lender exercises any right of set off, the Lender agrees to endeavor to promptly notify the Borrower of such set off, provided, however, that the Lender shall not be liable to the Borrower, or any Person, for any failure to provide any such notice.

     ARTICLE

     THE COLLATERAL

SECTION . DEBT AND OBLIGATIONS SECURED. All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens) below) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, and (b) the performance, compliance with and observance by the Borrower of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.

SECTION . GRANT OF LIENS. The Borrower hereby assigns, pledges and grants to the Lender, and agrees that the Lender shall have a perfected and continuing security interest in, and Lien on, () all of the Borrower's Accounts, Inventory, Chattel Paper, Documents, Instruments, Equipment and General Intangibles, whether now owned or existing or hereafter acquired or arising, (it being understood and agreed, that with respect to any Inventory and/or Equipment where perfection of the Lender's lien requires the filing of Uniform Commercial Code financing statements outside of the States of Maryland, Colorado, California, or Texas, that the Lender will not, as of the Closing Date, have a perfected lien on such Inventory and/or Equipment) () all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, () all insurance policies relating to the foregoing, () all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and () all cash and non-cash proceeds and products of the foregoing. The Borrower further agrees that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

SECTION . COLLATERAL DISCLOSURE LIST. On or prior to the Closing Date, the Borrower shall deliver to the Lender a list (the "Collateral Disclosure List") which shall contain such information with respect to the Borrower's business and real and personal property as the Lender may require and shall be certified by a Responsible Officer of the Borrower, all in the form provided to the Borrower by the Lender. Promptly after demand by the Lender, the Borrower shall furnish to the Lender an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be requested by the Lender.

SECTION . PERSONAL PROPERTY. The Borrower acknowledges and agrees that it is the intention of the parties to this Agreement that the Lender shall have a first priority, perfected Lien, in form and substance satisfactory to the Lender and its counsel, on all of the Borrower's personal property described in Section 3.2 above, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any.

SECTION . RECORD SEARCHES. As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrower pursuant to this Section, the Lender shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to the Borrower and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Lender may approve.

SECTION . GOVERNMENT ASSIGNMENTS. The Borrower and each Subsidiary acknowledge and agree that it is the intention of the parties to this Agreement that the Lender shall have a direct first Lien against all monies due or to become under and by virtue of all contracts now or hereafter with the United States of America, or any department, agency, or instrumentality thereof, under the Federal Assignment of Claims Act of 1940, notice of which Lien may be filed with the appropriate Governmental Authority at any time with the Borrower's consent and at any time in the Lender's sole and absolute discretion, after the occurrence of any Default.

SECTION . COSTS. The Borrower agrees to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all actual costs, fees and expenses incurred by the Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

()   customary fees and expenses incurred in preparing Financing
Documents from time to time (including, without limitation, reasonable attorneys' fees incurred in connection with preparing the Financing Documents);

()   all filing and/or recording taxes or fees;

()   all costs of Lien and record searches;

()   reasonable attorneys' fees in connection with all legal opinions required;

()   all related costs, fees and actual expenses.

SECTION . RELEASE. Upon the payment and performance of all Obligations of the Borrower and all obligations and liabilities of each other Person, other than the Lender, under this Agreement and all other Financing Documents, the termination and/or expiration of the Commitments and Outstanding Letter of Credit Obligations, upon the Borrower's request and at the Borrower's sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Lender to re-advance amounts which would be secured thereby.

SECTION . INCONSISTENT PROVISIONS. In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provision of this Agreement governs.


     ARTICLE

     REPRESENTATIONS AND WARRANTIES

SECTION . REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender and shall be deemed to represent and warrant at the time of each request for an advance under the Loans or request for a Letter of Credit under the terms of this Agreement and again at the time of the making of any advance under the Loans or the issuance of any Letter of Credit, as follows:

 ..   SUBSIDIARIES. The Borrower has the Subsidiaries listed on the
Collateral Disclosure List attached hereto and made a part hereof and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on the Collateral Disclosure List, which correctly indicates the nature and amount of the Borrower's ownership interests therein. None of the Subsidiaries are operating companies.

 ..   GOOD STANDING. The Borrower (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

 ..   POWER AND AUTHORITY.  The Borrower has full corporate power and authority to execute and deliver this Agreement and the other Financing Documents to which it is a party, to make the borrowings under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of the Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement or the other Financing Documents or the performance by the Borrower of the Obligations.

 ..   BINDING AGREEMENTS.  This Agreement and the other Financing
Documents executed and delivered by the Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower and are fully enforceable against the Borrower in accordance with their respective terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such principles of equity are asserted in an action or proceeding at law or in equity) or the discretion of the court before which any action or proceeding may be brought and (c) other applicable Laws which may limit the enforceability of certain of the remedial or procedural provisions contained in the Financing Documents.

 ..   NO CONFLICTS. Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) the Borrower's charter or bylaws, (b) any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, or (c) any Laws.

 ..   NO DEFAULTS, VIOLATIONS.

()   No Default or Event of Default has occurred and is continuing.

()   The Borrower is not in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property, including, but not limited to, the Subordinated Indebtedness, in any respect which could be materially adverse to the business, operations, property or financial condition of the Borrower, or which could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or the other Financing Documents, to which the Borrower is a party.

 ..   COMPLIANCE WITH LAWS.  The Borrower is not in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting the Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of the Borrower.

 ..   MARGIN STOCK.  None of the proceeds of the Loans will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

 ..   INVESTMENT COMPANY ACT; MARGIN SECURITIES.  Neither the Borrower nor
any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

 .. LITIGATION. Except as otherwise disclosed to the Lender on EXHIBIT B attached to and made a part of this Agreement, there are no proceedings, actions or investigations pending or, so far as the Borrower knows, threatened before or by any court, arbitrator any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Borrower, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower.

 ..   FINANCIAL CONDITION.  The consolidated financial statements of the
Borrower dated December 31, 1996 , when taken together with the statements for the twelve (12) months ending June 30, 1997 are complete and correct and fairly present the financial position of the Borrower and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower or its Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of the Borrower or its Subsidiaries since the date of such financial statements and to the Borrower's knowledge no such adverse change is pending or threatened. Neither the Borrower nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements. The representations and warranties contained in this Section shall also cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements) of this Agreement.

 ..   FULL DISCLOSURE.  The financial statements referred to in Section
4.1.11 (Financial Condition) of this Agreement, the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by the Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which materially and adversely affects or in the future could, in the reasonable opinion of the Borrower materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of the Borrower.

 ..   INDEBTEDNESS FOR BORROWED MONEY.  Except for the Obligations and the
Existing Subordinated Debt, the Borrower has no Indebtedness for Borrowed
Money.

 ..   TAXES.  Each of the Borrower and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrower, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrower were as of the date of audited financial statements referred to in Section 4.1.11 (Financial Condition) above, and are now, adequately provided for on the books of the Borrower or its subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against the Borrower for taxes in excess of those already paid.

 ..   ERISA. With respect to any "pension plan" as defined in SECTION 3(2)
of ERISA, which plan is now or previously has been maintained or contributed to by the Borrower and/or by any commonly controlled entity:
(a) no "accumulated funding deficiency" as defined in Code <section>412 or ERISA <section>302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred;
(c) no termination of any plan subject to Title IV of ERISA has occurred;
(d) neither the Borrower nor any commonly controlled entity (as defined under ERISA) has incurred a "complete withdrawal" within the meaning of ERISA <section>4203 from any multiemployer plan; (e) neither the Borrower nor any commonly controlled entity has incurred a "partial withdrawal" within the meaning of ERISA <section>4205 with respect to any multiemployer plan; (f) no multiemployer plan to which the Borrower or any commonly controlled entity has an obligation to contribute is in "reorganization" within the meaning of ERISA <section>4241 nor has notice been received by the Borrower or any commonly controlled entity that such a multiemployer plan will be placed in "reorganization".

 ..   TITLE TO PROPERTIES.  Subject to the Permitted Liens, the Borrower
has good and marketable title to all of its properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section 4.1.11 (Financial Condition) above. The Borrower has legal, enforceable and uncontested rights to use freely such property and assets.

 ..   PATENTS, TRADEMARKS, ETC The Borrower owns, possesses, or has the right to use all necessary patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, logos, copyrights, permits and franchises to own its properties conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.11 (Financial Condition) above.

 ..   PRESENCE OF HAZARDOUS MATERIALS OR HAZARDOUS MATERIALS
CONTAMINATION. To the best of the Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of the Borrower or for which the Borrower is responsible, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of the its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by the Borrower has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

 ..   PERFECTION AND PRIORITY OF COLLATERAL.  The Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens.

 ..   PLACES OF BUSINESS AND LOCATION OF COLLATERAL.  The information contained in the Collateral Disclosure List is complete and correct. The Collateral Disclosure List completely and accurately identifies the address of (a) the Borrower's chief executive office, (b) any and each other place of business of the Borrower, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for those jurisdictions in which the Borrower maintains a place of business as identified on the Collateral Disclosure List. The Borrower further represents and warrants to the Lender, that the value of any Collateral kept outside of the States of Maryland, Texas, California or Colorado is and will at all times remain minimal in the aggregate.

 ..   BUSINESS NAMES AND ADDRESSES.  In the twelve (12) years preceding the date hereof, the Borrower has not changed its name, identity or corporate structure, has not conducted business under any name other than its current name, and those of its Subsidiaries, and has not conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

 ..   EQUIPMENT. All Equipment is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. No equipment is held by the Borrower on a sale on approval basis.

 ..   INVENTORY. The Inventory of the Borrower, if any, is (a) of good and merchantable quality, free from defects, (b) not stored with a bailee, warehouseman, carrier, or similar party, (c) not on consignment, sale on approval, or sale or return, and (d) will be located at the places of business set forth on the Collateral Disclosure List. No goods offered for sale by, or in the possession or control of, the Borrower are consigned to or held on sale or return terms by the Borrower.

 ..   ACCOUNTS. With respect to all Accounts and to the best of the
Borrower's knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the Borrower's books and records, with respect thereto are actually and absolutely owing to the Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by the Borrower in the ordinary course of its business or adjustments which may arise as a result of regular audits performed by any Governmental Authority; (d) no payments have been or shall be made thereon except payments turned over to the Lender by the Borrower; (e) all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Lender by this Agreement and Permitted Liens.

 .. COMPLIANCE WITH ELIGIBILITY STANDARDS. With respect to those Accounts which the Lender has deemed Eligible Billed Borrowing Base Receivables or Eligible Unbilled Borrowing Base Receivables (a) there are no facts, events or occurrences known to the Borrower which in any way impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to the Borrower which are threatened or pending against any Account Debtor which might result in any material adverse change in the Borrowing Base.

 .. CLAIMS AND INVESTIGATIONS. There exist no pending or to the best of the Borrower's knowledge threatened claims, investigations (whether formal or informal), litigation, disputes, protests or other controversies involving the Borrower or any Affiliate pertaining to or arising out of any Government Contract which, if adversely determined, would have a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower or any Affiliate. Neither the Borrower nor any Affiliate has filed nor has any basis for filing any claims or demands for payment against the United States or any other party arising out of or in connection with any Government Contract, other than progress billings, public vouchers, and invoices submitted in the ordinary course of business.

 .. SUBORDINATED DEBT.  Except for the Existing Subordinated Debt, as of
the Closing Date there is no Subordinated Debt.   None of the documents
evidencing the Existing Subordinated Debt has been amended, supplemented, restated or otherwise modified on or before the Closing Date except as otherwise disclosed to the Lender in writing. In addition, there does not exist any default or any event which upon notice or lapse of time or both would constitute a default under the terms of any of the loan documents evidencing the Existing Subordinated Debt.

SECTION . SURVIVAL; UPDATES OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loans and extension of credit made hereunder, and the incurring of any other Obligations.


     ARTICLE

     CONDITIONS PRECEDENT

SECTION . CONDITIONS TO THE INITIAL ADVANCE AND INITIAL LETTER OF CREDIT The making of the initial advance under the Loans and the issuance of the initial Letter of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory to the Lender on or before the Closing Date:

 ..   GOOD STANDING ETC.  The Lender shall have received a certificate of good standing for the Borrower certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation for the Borrower. The Lender shall have received a Certificate of Qualification to do business for the Borrower certified by the Secretary of State or other Governmental Authority of each state in which the Borrower conducts business.

 ..   CORPORATE PROCEEDINGS OF THE BORROWER.  The Lender shall have received a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower covering:

(    true and complete copies of the Borrower's corporate charter, bylaws, and all amendments thereto;

(    true and complete copies of the resolutions of its Board of
Directors authorizing (i) the execution, delivery and performance of the Financing Documents to which the Borrower is a party, (ii) the borrowings by the Borrower hereunder, and (iii) the granting of the Liens contemplated by this Agreement and the Financing Documents to which the Borrower is a party.

(    the incumbency, authority and signatures of the officers of the
Borrower authorized to sign this Agreement and the other Financing Documents to which the Borrower is a party.

 ..   COLLATERAL DISCLOSURE LIST.  The Borrower shall have delivered the
Collateral Disclosure List required under the provisions of Section 3.3 (Collateral Disclosure List) hereof duly executed by a Responsible Officer of the Borrower.

 ..   NOTES. The Lender shall have received the Term Note and the
Revolving Credit Note each, conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and attested by a duly authorized representative of the Borrower.

 ..   FINANCING DOCUMENTS AND COLLATERAL.  The Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered all opinions, and other documents contemplated by
Article 3 hereof, all the foregoing to be in form and substance satisfactory to the Lender.

 .. RECORDINGS AND FILINGS. The Borrower shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Lender may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

 ..   OPINION OF BORROWER'S COUNSEL.  The Lender shall have received the favorable opinion of counsel for the Borrower addressed to the Lender in form satisfactory to the Lender.

 ..   OTHER DOCUMENTS, ETC. The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

 ..   INSURANCE CERTIFICATE.  The Lender shall have received an insurance certificate in accordance with the provisions of Section 6.1.8
(Insurance) and Section 6.1.9 (Insurance With Respect to Equipment and Inventory) of this Agreement.

 ..   PAYMENT OF FEES.  The Lender shall have received payment of any Fees due on or before the Closing Date.

 ..   ADDITIONAL MATTERS. All other documents and legal matters in connection with the transactions contemplated by this Agreement and the other Financing Documents shall be satisfactory in form and substance to the Lender and its counsel.

 ..   OTHER FINANCING DOCUMENTS.  In addition to the Financing Documents to be delivered by the Borrower, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrower.

 ..   FIELD EXAMINATION.  The Lender shall have completed a field examination of the Borrower' business, operations and income, the results of which audit shall in the Lender's reasonable discretion show that the Borrower is not in violation of any of the material terms of this Agreement.

SECTION ..     CONDITIONS TO ALL EXTENSIONS OF CREDIT.  The making of all advances under the Loans and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory to the Lender:

 ..   COMPLIANCE.  The Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents which are binding upon them.

 .. BORROWING BASE. The Borrower shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report) of this Agreement, there shall exist no Borrowing Base Deficiency, and as evidence thereof, the Borrower shall have furnished to the Lender such reports, schedules, certificates, records and other papers as may be requested by the Lender.

 ..   DEFAULT.  There shall exist no Event of Default or Default hereunder.

 ..   REPRESENTATIONS AND WARRANTIES.  The representations and warranties of the Borrower contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of each of advance under the Loans or the issuance of each Letter of Credit, except that the representation and warranty pertaining to balance sheets, financial statements and other financial condition information or data shall refer to the latest balance sheets, financial statements, and financial condition information and data furnished to the Lender pursuant to the provisions of this Agreement.

 ..   ADVERSE CHANGE.  No adverse change shall have occurred in the financial condition of the Borrower which would, in the good faith judgment of the Lender, materially impair the ability of the Borrower to pay or perform any of the Obligations.

 ..   LEGAL MATTERS.  All legal documents incident to each advance under the Loans and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Lender.


     ARTICLE

     COVENANTS OF THE BORROWER

SECTION . AFFIRMATIVE COVENANTS. So long as any of the Obligations (the Commitments therefor) shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

 ..   FINANCIAL STATEMENTS.  The Borrower shall furnish to the Lender:

(    Annual Statements and Certificates.  The Borrower shall furnish to the Lender as soon as available, but in no event more than ninety (90) days after the close of the Borrower's fiscal years, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Lender relating to the Borrower and its Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Lender, which financial statement shall include a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, cash flows and changes in shareholders equity of the Borrower and its Subsidiaries for such fiscal year, (ii) a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, and a cash flow projection report on a quarterly basis along with projected income statements, each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender and (iii) a management letter in the form prepared by the independent certified public accountants.

(    Annual Opinion of Accountant.  The Borrower shall furnish to the
Lender as soon as available, but in no event more than ninety (90) days after the close of the Borrower's fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrower and its Subsidiaries stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

(    Quarterly Statements and Certificates.  The Borrower shall furnish to the Lender as soon as available, but in no event more than forty-five
(45) days after the close of the Borrower's fiscal quarters, consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such period, consolidated income, cash flows and changes in shareholders equity statements for such period, and a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder (including, but not limited to, any default under any Indebtedness of the Borrower or any Subsidiary), and, if so, stating the facts with respect thereto.

( MONTHLY REPORTS. The Borrower shall furnish to the Lender within thirty (30) days after the end of each fiscal month, a report containing the following information:

(    a detailed aging schedule of all Receivables by Account Debtor, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request;

(     a backlog report in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request;

                    (    a detailed aging of all accounts payable by
supplier, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request; and

                         (  such other information as the Lender may
reasonably request.

(    ADDITIONAL REPORTS AND INFORMATION.  The Borrower shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

 ..   REPORTS TO SEC AND TO STOCKHOLDERS.  The Borrower will furnish to the Lender, promptly upon the filing or making thereof, at least one (l) copy of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and other reports filed by the Borrower with any securities exchange or with the Securities and Exchange Commission.

 ..   RECORDKEEPING, RIGHTS OF INSPECTION, FIELD EXAMINATION, ETC.
(    The Borrower shall, and shall cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP and with the requirements of each applicable Governmental Authority, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

(    The Borrower shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties and the properties of the Borrower and its Subsidiaries, to review, audit, check and inspect the Collateral at any reasonable time with notice, to review, audit, check and inspect the Borrower's other books of record at any reasonable time with notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries, with the officers, directors, employees and other representatives of the Borrower and its Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request.

(    The Borrower hereby agrees that the Lender may have access to all accountants and auditors employed by the Borrower and its Subsidiaries at any time during the term of this Agreement and that such accountants and auditors will be authorized to meet with the Lender and the Borrower upon request of the Lender and exhibit and deliver to the Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of the Borrower and its Subsidiaries in the accountant's or auditor's possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of the Borrower's and its Subsidiaries.

(     Any and all actual costs and expenses incurred by, or on behalf of, the Lender in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Borrower acknowledges and agrees that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of the Lender's employees and agents in, and when, traveling to the Borrower's facilities.

 ..   CORPORATE EXISTENCE.  The Borrower shall maintain its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrower to perform the Obligations, on the conduct of the Borrower's operations, on the Borrower's financial condition, or on the value of, or the ability of the Lender to realize upon, the Collateral.

 ..   COMPLIANCE WITH LAWS.  The Borrower shall comply with all applicable
Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a material adverse effect on the ability of the Borrower to perform the Obligations, on the conduct of the Borrower's operations, on the Borrower's financial condition, or on the value of, or the ability of the Lender to realize upon, the Collateral.

 ..   PRESERVATION OF PROPERTIES..  The Borrower will at all times (a)
maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks and permits which are necessary for the orderly continuance of its business.

 ..   LINE OF BUSINESS.  The Borrower will continue to engage
substantially only in its current lines of business and ancillary businesses, including, but not limited to, the provision of professional and technical services, consisting principally of systems engineering, software development, and high performance systems development.

 ..   INSURANCE. The Borrower will at all times maintain with A-rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, the Borrower will keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than comparable businesses in the same geographic area. The Borrower shall deliver to the Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrower containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby.

 ..   TAXES..  Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, the Borrower will pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The
Borrower shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by the Borrower from wages and salaries of employees and amounts contributed by the Borrower on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

 ..   ERISA.  The Borrower will, and will cause each of its Subsidiaries and Affiliates to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. The Borrower will not permit with respect to any employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower and its Subsidiaries and Affiliates, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower and its Subsidiaries and Affiliates to the PBGC. Upon the Lender's request, the Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA.

 ..   NOTIFICATION OF EVENTS OF DEFAULT AND ADVERSE DEVELOPMENTS.  The
Borrower shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

(    any Event of Default;

(    any Default;

(    any litigation instituted or threatened against the Borrower or its
Subsidiaries and of the entry of any judgment or Lien against any of the assets or properties of the Borrower or any Subsidiary where the claims against the Borrower or Subsidiary exceed Five Hundred Thousand Dollars ($500,000) and are not covered by insurance;

(    any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower or its Subsidiaries;

(     any termination for convenience on any Government Contract, any default under any Government Contract or any event which if not corrected could have a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower or any Affiliate;

(    any judicial, administrative or arbitral proceeding pending against the Borrower or any of its Subsidiaries and any judicial or administrative proceeding known by the Borrower to be threatened against it or any of its Subsidiaries which, if adversely decided, could materially adversely affect its financial condition or operations
(present or prospective);

(    the receipt by the Borrower or any Subsidiary of any notice, claim or demand from any Governmental Authority which alleges that the Borrower or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

(    any other development in the business or affairs of the Borrower and any of its Subsidiaries which may be materially adverse;

in each case describing in detail satisfactory to the Lender the nature thereof and the action the Borrower proposes to take with respect thereto.

 ..   HAZARDOUS MATERIALS; CONTAMINATION.  The Borrower agrees to:

(    give notice to the Lender immediately upon the Borrower's acquiring knowledge of the presence of any Hazardous Materials on any property owned or controlled by the Borrower or for which the Borrower is responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of the Borrower's line of business expressly described in this Agreement) or of any Hazardous Materials Contamination with a full description thereof;

(    promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and upon request of the Lender or if any such actions are taken which are other than in the normal course of its business, provide the Lender with satisfactory evidence of such compliance;

(    provide the Lender, within thirty (30) days after a demand by the
Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by the Borrower or for which the Borrower is responsible; and

(    as part of the Obligations, defend, indemnify and hold harmless the
Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned or controlled by the Borrower for which the Borrower is responsible for any Hazardous Materials Contamination. The Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

 ..   DISCLOSURE OF SIGNIFICANT TRANSACTIONS.  The Borrower shall deliver to the Lender a written notice describing in detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets which exceeds One Million Dollars ($1,000,000.00), said notices to be delivered to the Lender within thirty (30) days after the occurrence of each such transaction.

 ..   TOTAL FUNDED DEBT TO EBITDA.  The Borrower will maintain, tested as of the end of each of the Borrower's fiscal quarters, a ratio of Total Funded Debt to EBITDA so that it is not more than 2.75 to 1.0.

 ..   OBLIGATIONS TO ACCOUNTS RECEIVABLES.  The Borrower will maintain, tested as of the last day of each of the Borrower's fiscal quarters, a ratio of (a) outstanding Obligations to (b) the sum of (i) Eligible Billed Government Receivables (including any Eligible Billed Borrowing Base Receivables where the Account Debtor is a Governmental Authority, and the Borrower is a subcontractor and the primary contractor is a Person which the Lender in its sole, bur reasonable discretion classifies as a major government contractor), plus (ii) gross unbilled Receivables that are determined by the Lender in its sole but reasonable discretion to be billable based on the Lender's most recent field exam (less unbilled Receivables arising from final billings, retainages, work in process and rate variances) so that it is not greater than 1.0 to 1.0.

 ..   FIXED CHARGE COVERAGE RATIO.  The Borrower will at all times maintain, tested as of the last day of each of the Borrower's fiscal quarters for the four (4) quarter period ending on that date, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.0.

 ..   EBIT RATIO. The Borrower will maintain a ratio of EBIT to interest expense, tested as of the last day of each of the Borrower's fiscal quarters of not less than 2.25 to 1.0

 .. PROFITABILITY. The Borrower and its Subsidiaries will have a minimum net profit, tested as of the last day of each of the Borrower's fiscal year end of not less than One Dollar ($1.00).

 ..   COLLECTION OF RECEIVABLES.  Except for those Receivables being directly deposited with First Union for the benefit of the Lender pursuant to this Agreement, until the occurrence of any Default hereunder, the Borrower shall at its own expense have the privilege for the account of, and in trust for, the Lender of collecting its Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as the Lender may reasonably request or in the absence of such request, as the Borrower may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Lender may, at its option, at any time or from time to time after and during the continuance of a Default hereunder, revoke the collection privilege given in this Agreement to the Borrower by either giving notice of its assignment of, and lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrower. Neither the Lender nor First Union shall have any duty to, and the Borrower hereby releases the Lender and First Union from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral.

 ..   ASSIGNMENTS OF RECEIVABLES.  Except with respect to Receivables to which Section 6.1.21 applies, the Borrower will promptly, upon request, execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute.

          ..   GOVERNMENT ACCOUNTS.  The Borrower will immediately notify the Lender if any of the Receivables arise out of contracts with the United States or with any other Governmental Authority having a term exceeding six (6) months and a value exceeding $500,000, and execute any instruments and take any steps required by the Lender in order that all moneys due and to become due under such contracts shall be assigned to the Lender and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws. In addition, the Lender may, with prior notice to the Borrower, discuss the status of any Government Contract with the contracting officer responsible for such contract, and the Borrower will cooperate with the Lender and its agents in connection with such discussions.

 ..   INVENTORY. With respect to the Inventory, the Borrower will at such times as the Borrower has any Inventory: (a) as soon as possible upon demand by the Lender from time to time, prepare and deliver to the Lender designations of Inventory specifying the Borrower's cost of Inventory, the retail price thereof, and such other matters and information relating to the Inventory as the Lender may reasonably request; (b) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Borrower's cost therefor and the selling price thereof, all of which records shall be available to the officers, employees or agents of the Lender upon demand for inspection and copying thereof; (c) not store any of its Inventory with a bailee, warehouseman or similar Person without the Lender's prior written consent, which consent may be conditioned on, among other things, delivery by the bailee, warehouseman or similar Person to the Lender of warehouse receipts, in form acceptable to the Lender, in the name of the Lender evidencing the storage of Inventory and the Lender's interests therein; and (d) permit the Lender and its agents or representatives to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition at any time or times hereafter during the Borrower's usual business hours or at other reasonable times. The Borrower shall be permitted to sell its Inventory in the ordinary course of its business until the occurrence of a Default.

 ..   INSURANCE WITH RESPECT TO EQUIPMENT AND INVENTORY. The Borrower will
(a) maintain hazard insurance with fire and extended coverage and naming the Lender as an additional insured with loss payable to the Lender as its respective interest may appear on the Equipment and Inventory in an amount at least equal to the lesser of the amount of the outstanding principal amount of the Obligations or the fair market value of the Equipment and Inventory (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Lender at least thirty (30) days written notice before any alteration or cancellation of such insurance policy and that no act or default of the Borrower shall affect the right of the Lender to recover under such policy in the event of loss or damage; and (b) file with the Lender, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within thirty (30) days after notice in writing from the Lender.

 ..   MAINTENANCE OF THE COLLATERAL.  The Borrower will maintain the
Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral which may materially impair the value thereof. The Lender, or an agent designated by the Lender, shall be permitted to enter the premises of the Borrower and examine, audit and inspect the Collateral at any reasonable time and from time to time with reasonable notice prior to any Default. The Lender agrees to act in a commercially reasonable manner when inspecting the premises of the Borrower and when examining, auditing and/or inspecting the Collateral. The Lender shall not have any duty to, and the Borrower hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to, preserve any rights against any other party with an interest in the Collateral.

 ..   EQUIPMENT.  The Borrower shall (a) maintain all Equipment as personalty, (b) not affix any Equipment to any real estate in such manner as to become a fixture or part of such real estate, and (c) shall hold no Equipment having an aggregate value in excess of Two Hundred Fifty Thousand Dollars ($250,000) on a sale on approval basis. The Borrower hereby declares its intent that, notwithstanding the means of attachment, no goods of the Borrower hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, without the Lender's consent, until all of the Obligations have been paid in full and all of the Commitments have been terminated,

 ..   DEFENSE OF TITLE AND FURTHER ASSURANCES.  At its expense the
Borrower will defend the title to the Collateral (and any part thereof), and promptly upon request execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document the Lender may reasonably require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Lender under this Agreement, under any of the other Financing Documents and its priority. The Borrower will from time to time do whatever the Lender may reasonably request by way of obtaining, executing, delivering, and/or filing financing statements, landlords' or mortgagees' waivers, and other notices and amendments and renewals thereof and the Borrower will take any and all steps and observe such formalities as the Lender may reasonably request, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Borrower shall pay to the Lender on demand all taxes, costs and actual expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument. The Borrower shall keep the Collateral free of all other Liens and rights of third parties, except Permitted Liens. To the extent that the proceeds of any of the Accounts or Receivables of the Borrower are expected to become subject to the control of, or in the possession of, a party other than the Borrower or the Lender, the Borrower shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Lender and as may be necessary to evidence and/or perfect the security interest of the Lender in those proceeds. The Borrower agrees that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code.

 .. BUSINESS NAMES; LOCATIONS. The Borrower will notify the Lender not less than thirty (30) days prior to (a) any change in the name under which the Borrower conducts its business, (b) any change of the location of the chief executive office of the Borrower, and (c) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

 ..   PROTECTION OF COLLATERAL.  The Borrower agrees that the Lender may at any time take such steps as the Lender deems reasonably necessary to protect the Lender's interest in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Lender deems appropriate, may employ and maintain at any of the Borrower's premises a custodian who shall have full authority to do all acts necessary to protect the Lender's interests in the Collateral and may lease warehouse facilities to which the Lender may move all or any part of the Collateral to the extent commercially reasonable. The Borrower agrees to cooperate fully with the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may reasonably direct. All of the Lender's expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

 ..   OPERATING ACCOUNTS.  The Borrower will at all times maintain its primary operating accounts with First Union.

 ..   MANAGEMENT.  The Borrower will at all times keep C.E. Velez and
Gregg Wagner and other people of demonstrated competence in positions of Senior Management and will notify the Lender of any changes in Senior Management. The Lender agrees that it will consent to the replacement of any of person or persons listed above, provided, such person or persons are promptly replaced by other persons of equal or greater demonstrated competence.

SECTION . NEGATIVE COVENANTS. So long as any of the Obligations (or Commitments therefor) shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

 ..   CAPITAL STRUCTURE, MERGER, ACQUISITION OR SALE OF ASSETS.  (a)
Except as permitted in subsection (b) of this Section, the Borrower shall not alter or amend its capital structure or authorize any additional class of equity if as a result of such action the Borrower would own less than fifty one percent (51%) of any Subsidiary, enter into any merger or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution) (except for mergers of Subsidiaries into existing Subsidiaries or the Borrower) or acquire all or substantially all the assets of any Person, or sell, lease or otherwise dispose of any of its assets (except for sales or other dispositions of assets made in the ordinary course of the Borrower's business which do not, in the Lender's sole, but reasonable discretion, have a material effect on the operations of the Borrower, the value of the Collateral or change the Borrower's present line of business).

(b) The Borrower may request the Lender's consent to any acquisition by merger, stock purchase or asset purchase of all or substantially all the assets of any Person or make any investments in any such Person (each an "Acquisition" and collectively, the "Acquisitions") during the existence of this Agreement and, PROVIDED, HOWEVER, that each of the following conditions precedent are in the Lender's discretion satisfied:

(i) The Lender shall have received and reviewed the pro forma projections of the Borrower (in form and detail satisfactory to the Lender in its reasonable discretion) taking into effect the Acquisition, which pro forma projections demonstrate the Borrower's continued compliance with all of the material terms of this Agreement throughout the term hereof, including, but not limited to, the financial covenants set forth in Sections 6.14, 6.15, 6.16 and 6.17 hereof;

(ii) The Lender shall have received and reviewed a copy of the current financial statement of the acquired Person (the "Target");

(iii) The Lender shall have received and reviewed a written summary of the proposed Acquisition;

(iv) The aggregate amount of all Acquisitions does not exceed Five Million Dollars ($5,000,000) (the "Acquisition Cap");

(v) The Lender shall have received a written certification, in form and substance satisfactory to the Lender in its reasonable discretion, from a Responsible Officer of the Borrower that:

(aa) the Target is a going concern;

(bb) the Target is in the same line of business as the Borrower;

(cc) after completion of the Acquisition, the Borrower or any Subsidiary will own at all times not less than fifty-one percent (51%) of the Target;

(dd) after giving affect to the Acquisition, the Borrower shall not be in default under this Agreement or any of the Financing Documents;

(ee) the Borrower does not directly or indirectly assume any Indebtedness of the Target, other than current accounts payable arising in the ordinary course of the Target's business;

(ff) the Target is not subject to any litigation, which, if adversely determined, could when taken as a whole, have a material adverse effect on the financial condition of the Target; and

(gg) the Target is not subject to contingent liabilities, in an amount which could, when taken as a whole, have a material adverse effect on the financial condition of the Target.

(c) The Bank will within ten (10) Business Days after receipt of all of the items listed above will give the Borrower written notice if it disapproves of such Acquisition. (Any Acquisition not disapproved by the Lender within such ten (10) Business Day period, being called a "Permitted Acquisition" and collectively, the "Permitted Acquisitions").

(d) For purposes hereof, all consideration incurred in connection with each Permitted Acquisition including, but not limited to non-compete agreements and the value of assets, stock, warrants, or other property transferred, pledged or given in connection with any Permitted Acquisition shall be included in the calculation of the Acquisition Cap.

               (e) Upon completion of each Permitted Acquisition, the Borrower shall at the Lender's request and at the Borrower's expense, cause each Target to be added as a co-obligor on this Agreement and the Financing Documents. Notwithstanding anything set forth herein to the contrary and without affecting the Lender's right to add any Target as a co-obligor on this Agreement and the Financing Documents, the assets of a Target will not be included in the calculation of the Borrowing Base until such time as such assets are approved by the Lender, which approval may include, without limitation, the completion of a satisfactory field examination of such assets. At the time such assets are included in the Borrowing Base, if at all, the Lender will thereafter not include the cost of that Permitted Acquisition in calculating the Acquisition Cap.

 ..   SUBSIDIARIES.  Except as otherwise permitted herein, the Borrower will not create or acquire any Subsidiaries other than the Subsidiaries identified on the Collateral Disclosure List.

 ..   ISSUANCE OF STOCK.   Other than those in existence as of the date
hereof, the Borrower will not issue, or grant any option or right to purchase, any of its capital stock, other than (i) pursuant to any existing employee stock or 401K plans (ii) pursuant to the Borrower's internal market for stock, (iii) in connection with any Permitted Acquisition, (iv) as part of any sale to any third party investors, or
(v) as permitted under the Subordinated Debt Loan Documents. In all such cases, the issuance of such stock will not cause the Borrower to own less than fifty one percent (51%) of any Subsidiary.

 ..   PURCHASE OR REDEMPTION OF SECURITIES, DIVIDEND RESTRICTIONS. Except
(i) in connection with the repurchase of up to One Million Eight Hundred Thousand Dollars ($1,800,000) of its common stock, including any purchase in connection with a tender offer, (ii) in connection with any Permitted Acquisition, or (iii) pursuant to the Borrower's internal market for stock, the Borrower will not purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends or stock splits), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower or any Subsidiary, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, the Borrower or any Subsidiary, make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations and those prepayments required under the Subordinated Debt Loan Documents.

 ..   INDEBTEDNESS.  The Borrower will not, and will not permit any
Subsidiary to, create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, except:

()   the Obligations;

()   current accounts payable arising in the ordinary course of the
Borrower's business;

          ()   Indebtedness secured by Permitted Liens;

          ()   Subordinated Indebtedness, provided: (i) such Subordinated
Indebtedness is unsecured (ii) the aggregate amount of such Subordinated Indebtedness does not exceed Five Million Dollars ($5,000,000) in the aggregate at any time; and (iii) prior to incurring such additional Indebtedness the Borrower shall have provided the Lender and the Lender shall have reviewed and approved pro-forma projections to demonstrate the Borrower's compliance with the financial covenants set forth in Sections 6.14, 6.15, 6.16 and 6.17 hereof after said Subordinated Indebtedness is incurred;

()   Indebtedness incurred in connection with any Permitted Acquisition and permitted pursuant to Section 6.2.1(b)(iv)(ee);

()   Indebtedness of the Borrower and its Subsidiaries existing on the date hereof and reflected on the financial statements furnished pursuant to Section 4.1.11 (Financial Condition); and

()   Indebtedness of the Borrower and/or the Subsidiaries set forth in
EXHIBIT "D".

In addition, the Borrower will not use the proceeds of the Loan to pay any of the outstanding principal on the Subordinated Indebtedness described in Section 6.2.4(d) above.

 ..   INVESTMENTS, LOANS AND OTHER TRANSACTIONS. Except as permitted in
Section 6.2.1 of this Agreement, without the prior written consent of the Lender, the Borrower will not, and will not permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of the Borrower or the Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership, other than those investments in joint ventures or partnerships in existence as of the date hereof or those joint ventures or partnerships formed in the ordinary course of business in connection with obtaining contracts where a major corporation or a Governmental Authority is the primary contractor), (b) guaranty or otherwise become contingently liable for the indebtedness or obligations of any Person, other than bid bonds of the Borrower in connection with contracts of its Subsidiaries for purposes of obtaining contracts where a major corporation or a Governmental Authority is the primary contractor, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

()   any advance to an officer of the Borrower or of any Subsidiary for relocation expenses, travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances to all officers of the Borrower and its Subsidiaries (taken as a whole) outstanding at any time shall not exceed the sum of those in existence or committed to as of the date hereof, in an aggregate amount not to exceed $1,000,000;

()   the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

()   any investment in Cash Equivalents;

()   credit extended to customers in the ordinary course of business and consistent with the customary industry or historical practice of the Borrower and its Subsidiaries; and

()   loans to employees and officers of the Borrower for the purpose of exercising options to purchase stock in the Borrower and for the payment of income taxes of such employees and officers which are directly attributable to the exercise of such options.

 ..   CAPITAL EXPENDITURES.  The Borrower will not, and will not permit any Subsidiary to, directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make any Capital Expenditures in the aggregate for the Borrower and its Subsidiaries (taken as a whole) in any fiscal year exceeding Two Million Five Hundred Thousand Dollars ($2,500,000).

 ..   STOCK OF SUBSIDIARIES.  The Borrower will not sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into the Borrower or another Wholly Owned Subsidiary or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except PRO RATA to its stockholder; if the result of such sale, disposition or issuance of additional shares of stock would cause the Borrower to own less than fifty one percent (51%) of such Subsidiary.

 ..   SUBORDINATED INDEBTEDNESS.  The Borrower will not, and will not permit any Subsidiary to make:

()   any unscheduled payment of principal of, or interest on, any of the
Subordinated Indebtedness, including, without limitation, the Subordinated Debt, if a Default then exists hereunder or would result from such payment;

()   any payment of the principal or interest due on the Subordinated
Indebtedness as a result of acceleration thereunder or a mandatory repurchase thereunder;

()   any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Indebtedness if the effect of such amendment or modification would be to (i) reduce the maturity of any payment of principal of or interest on the Subordinated Indebtedness,
(ii) increase the principal amount of or rate of interest on the Subordinated Indebtedness, (iii) increase any fee payable to the holder or holders of any Subordinated Indebtedness, (iv) cause the Subordinated Indebtedness to become secured or collateralized in any manner whatsoever, or (v) create additional covenants, events of default or alter the terms of the subordination set forth in any of the Subordinated Debt Loan Documents;

()   payment of principal or interest on the Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory repurchase); and

()   use of the proceeds of the Loan to pay any principal on any of the
Subordinated Indebtedness.

Notwithstanding anything contained herein to the contrary, the Borrower may after prior written notice to the Lender prepay all or a portion of the Subordinated Indebtedness, provided that the Borrower will at the time of such prepayment either replace that portion of the Subordinated Indebtedness with an equity investment in the Borrower or any Subsidiary of a like amount or substitute Subordinated Indebtedness of a like amount at a cost to the Borrower and its Subsidiaries which is less than the cost of maintaining the then existing Subordinated Indebtedness being prepaid.

 ..   LIENS.  The Borrower will not create, incur, assume or suffer to exist any Lien upon the Collateral, whether now owned or hereafter acquired, except for Liens securing the Obligations and Permitted Liens.

 ..   OTHER BUSINESSES.  The Borrower will not engage directly or indirectly in any business other than its current line of business described elsewhere in this Agreement.

 ..   ERISA COMPLIANCE.  Neither the Borrower nor any Commonly Controlled
Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multiemployer Plan; or (e) incur a complete or partial withdrawal with respect to any Multiemployer Plan.

 ..   PROHIBITION ON HAZARDOUS MATERIALS.  The Borrower shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned or controlled by the Borrower or for which the Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of the Borrower's business expressly described in this Agreement.

 ..   METHOD OF ACCOUNTING.  The Borrower shall not change the method of accounting employed in the preparation of the financial statements furnished prior to the date of this Agreement to the Lender, unless required to conform to GAAP and on the condition that the Borrower's accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrower's prior financial statements.

 ..   COMPENSATION.  Neither the Borrower nor any of its Subsidiaries will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders of the Borrower or its Subsidiaries, or any Affiliate of the Borrower or its Subsidiaries, other than reasonable bonuses, compensation for actual services rendered by stockholders in their capacity as officers or employees of the Borrower or any Subsidiary and pursuant to any non-compete or other agreements in existence as of the date hereof which provide for certain payments to officers or employees of the Borrower or its Subsidiaries, or entered into in connection with any Permitted Acquisition.

 ..   TRANSFER OF COLLATERAL.  The Borrower will not transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral, without providing the Lender with thirty (30) days prior written notice thereof, along with such financing statements or other documents as the Lender deems necessary in its sole but reasonable discretion to maintain its lien on the Collateral.

 ..   DISPOSITION OF COLLATERAL.  The Borrower will not sell, transfer, assign, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, the sale of Inventory in the ordinary course of business, and the sale of unnecessary or obsolete Equipment, but only if the proceeds of the sale of such Equipment are (a) used to purchase similar Equipment to replace the unnecessary or obsolete Equipment or (b) immediately turned over to the Lender for application to the Obligations.



     ARTICLE

     DEFAULT AND RIGHTS AND REMEDIES

SECTION . EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute "Events of Default" under the provisions of this Agreement:

 ..   FAILURE TO PAY. The failure of the Borrower to pay any of the
Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents;

 ..   BREACH OF REPRESENTATIONS AND WARRANTIES.  Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrower), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect and the Borrower shall have failed to cure said false or misleading representations or warranties within thirty (30) days after written notice by the Lender to the Borrower.

 ..   FAILURE TO COMPLY WITH COVENANTS.  The failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in this Agreement Sections 6.1 hereof or in Section 6.2 of this Agreement and such failure shall continue for a period of thirty (30) days after written notice by the Lender to the Borrower.

 ..   OTHER COVENANTS.  The failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in this Agreement, other than those set forth in Sections 7.1.2 or 7.1.3 above, which default shall remain unremedied for thirty (30) days after written notice thereof to the Borrower by the Lender.

 ..   DEFAULT UNDER OTHER FINANCING DOCUMENTS OR OBLIGATIONS.  A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

 ..   RECEIVER; BANKRUPTCY.  The Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors,
(d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of the Borrower's business or the use or disposition of a material portion of the Borrower's assets.

 ..   INVOLUNTARY BANKRUPTCY, ETC.  (a) An order for relief shall be entered in any involuntary case brought against the Borrower under the Bankruptcy Code, or (b) any such case shall be commenced against the Borrower and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than the Borrower (i) adjudicating the Borrower bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the Borrower, or of a material portion of the Borrower's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Borrower's business or the use or disposition of a material portion of the Borrower's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

 ..   JUDGMENT.  Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $500,000 against the Borrower, and the failure by the Borrower to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

 ..   EXECUTION; ATTACHMENT.  Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty
(30) days after the same shall have been levied.

 ..   DEFAULT UNDER OTHER BORROWINGS.  Default shall be made with respect to any Indebtedness for Borrowed Money (other than the Loans, but including any Subordinated Indebtedness) if the effect of such default is to accelerate the maturity of such evidence of the Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause any indebtedness to become due prior to its stated maturity.

 .. LIQUIDATION, TERMINATION, DISSOLUTION, CHANGE IN MANAGEMENT, ETC. If the Borrower shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations, without the prior written consent of the Lender or if C.E. Velez at any time owns less than forty percent (40%) of the Borrower or if on a combined basis C.E. Velez, the Borrower's 401K plan, and the Borrower's stock ownership plan fail at any time to maintain a controlling interest in the Borrower.

Notwithstanding anything contained in Sections 7.1.1 through 7.1.11 hereof to the contrary, the Borrower shall only be entitled to one (1) grace and/or cure period for any Event of Default during any period of three hundred sixty five (365) consecutive days.

SECTION . REMEDIES. Upon the occurrence of any Event of Default, the Lender may at any time thereafter exercise any one or more of the following rights, powers or remedies:

 ..   ACCELERATION.  The Lender may declare the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrower hereby waives.

 ..   FURTHER ADVANCES.  The Lender may from time to time without notice to the Borrower suspend, terminate or limit any further loans or other extensions of credit under this Agreement and under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections 7.1.6 (Receiver; Bankruptcy) or 7.1.7 (Involuntary Bankruptcy, etc.) above, the Revolving Credit Commitment and any agreement in any of the Financing Documents to provide additional credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

 .. UNIFORM COMMERCIAL CODE. The Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Lender, the Borrower shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may without notice from time to time enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent in accordance with Section 8.1 hereof to the Borrower at the address set forth in
ARTICLE 8 of this Agreement, or such other address of the Borrower which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrower. The Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Lender to give any notice not required by applicable Laws.

If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

 ..   SPECIFIC RIGHTS WITH REGARD TO COLLATERAL.  In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to the Borrower, and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower:

          ()   request any Account Debtor obligated on any of the
Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;

()   compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

()   make exchanges, substitutions or surrenders of all or any part of the Collateral;

()   copy, transcribe, or remove from any place of business of the
Borrower, all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Borrower's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

()   repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

()   demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

()   institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

()   settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

()   endorse or sign the name of the Borrower upon any items of payment, certificates of title, instruments, securities, stock powers, documents, documents of title, or other writing relating to or part of the Collateral and on any Proof of Claim in Bankruptcy against an Account Debtor;

()   notify the Post Office authorities to change the address for the delivery of mail to the Borrower to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to the Borrower; and

() take any other action necessary or beneficial to realize upon or dispose of the Collateral.

 .. APPLICATION OF PROCEEDS. Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of the Enforcement Costs, and any balance of such proceeds will be applied by the Lender to the payment of the balance of the Obligations in such order and manner of application as the Lender may from time to time in its sole and absolute discretion determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrower shall remain liable to the Lender for any deficiency.

 ..   PERFORMANCE BY LENDER  After the occurrence of any Default, the
Lender without further notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrower to the Lender on demand, and shall constitute and become a part of the Obligations.

 ..   OTHER REMEDIES.  The Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender.


     ARTICLE

     MISCELLANEOUS

SECTION . NOTICES. All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

Borrower:      CTA Incorporated
6116 Executive Boulevard
Suite 800
Rockville, Maryland 20852
Mr. Gregory H. Wagner, Chief
Financial Officer and EVP

With a copy to:     Richard A. Steinwurtzel, Esq.
Fried, Frank, Harris, Shriver & Jacobson
1001 Pennsylvania Avenue, N.W.
Washington, D.C. 20004

Lender:        FIRST UNION COMMERCIAL CORPORATION
1970 Chain Bridge Road, Fifth Floor
McLean, Virginia 22102
Attention: Barbara Boehm, Vice President

with a copy to:     Richard M. Pollak, Esquire
Ober, Kaler, Grimes & Shriver
a Professional Corporation
1401 H Street, N.W. Suite 500
Washington, D.C. 20005

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

SECTION . AMENDMENTS; WAIVERS. This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrower. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing. No course of dealing between the Borrower and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

Without implying any limitation on the foregoing:

()   Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Lender may specify in any such instrument.

()   No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

()   No notice to or demand on the Borrower in any case shall entitle the
Borrower to any other or further notice or demand in the same, similar or other circumstance.

()    No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any time or times.

() By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

SECTION . CUMULATIVE REMEDIES. The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing, the Lender may:

()   proceed against the Borrower or any other Person who may be liable for all or any part of the Obligations;

()   proceed against the Borrower with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

()   without reducing or impairing the obligation of the Borrower and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing
Documents or otherwise;

()   without reducing or impairing the obligations of the Borrower and without notice thereof: () fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, () approve the making of advances under the Revolving Loan under this Agreement, () waive any provision of this Agreement or the other Financing Documents, () exercise or fail to exercise rights of set-off or other rights, or () accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

SECTION . SEVERABILITY. In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

()   the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

()   the obligation to be fulfilled shall be reduced to the limit of such validity;

()   if such provision or part thereof pertains to repayment of the
Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrower to the Lender shall become immediately due and payable; and

()   if affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

SECTION . ASSIGNMENTS BY LENDER. The Lender may, without notice to, or consent of, the Borrower, sell, assign or transfer to or participate with any Person or Persons all or any part of the Obligations, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Financing Documents as fully as the Lender, provided that the Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Financing Documents as to so much of the Obligations that the Lender has not sold, assigned or transferred. In connection with the foregoing, the Lender shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Financing Documents or otherwise.

SECTION . SUCCESSORS AND ASSIGNS. This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

SECTION . CONTINUING AGREEMENTS. All covenants, agreements, representations and warranties made by the Borrower in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans and the execution and delivery of the Notes, shall be binding upon the Borrower regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, and as a condition of the release of any one or more of the Security Documents, the Borrower and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender, its agents and others, or to the extent there are, the same are waived and released.

SECTION . ENFORCEMENT COSTS. The Borrower agrees to pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrower agrees, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

SECTION . APPLICABLE LAW; JURISDICTION.

 ..   As a material inducement to the Lender to enter into this Agreement, the Borrower acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrower, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents which relate to property outside the State may be subject to the laws of the state in which the property is located.

 ..   The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other
Financing Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction, by a suit upon such judgment, PROVIDED that service of process is effected upon the Borrower in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

 ..   The Borrower hereby irrevocably designates and appoints The
Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland, as the Borrower's authorized agent to receive on the Borrower's behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

 ..   The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (i) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address designated in or pursuant to Section 8.1 hereof, and (ii) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower's agent for service of process by or pursuant to this Section. The Borrower irrevocably agrees that such service (i) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

SECTION . DUPLICATE ORIGINALS AND COUNTERPARTS. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

SECTION . HEADINGS. The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

SECTION . NO AGENCY. Nothing herein contained shall be construed to constitute the Borrower as the Lender's agent for any purpose whatsoever or to permit the Borrower to pledge any of the Lender's credit. The Lender shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

SECTION . DATE OF PAYMENT. Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

SECTION . ENTIRE AGREEMENT. This Agreement is intended by the Lender and the Borrower to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrower shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

SECTION . WAIVER OF TRIAL BY JURY. THE BORROWER AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

This waiver is knowingly, willingly and voluntarily made by the Borrower and the Lender, and the Borrower and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

SECTION . LIABILITY OF THE LENDER. The Borrower hereby agrees that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations, other than for errors or mistakes, which arise directly from the Lender's gross negligence or willful misconduct.

By inspecting the Collateral or any other properties of the Borrower or by accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

SECTION  .     ARBITRATION.  Upon demand of any party hereto, whether
made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and other Financing Documents ("Disputes") between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Financing Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Lender first stated above is located. The expedited procedures set forth in Rule 51 ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or Federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to swap agreements.

SECTION .   PRESERVATION AND LIMITATION OF REMEDIES.  Notwithstanding the
preceding binding arbitration provisions, Lender and Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Lender and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Financing Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

The Borrower and Lender agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.



[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS/ATTEST:                    CTA INCORPORATED


_______________________
By:________________________________(SEAL)
      Gregory H. Wagner
Executive Vice President and Chief Financial
       Officer

FIRST UNION COMMERCIAL
CORPORATION


By:________________________________(SEAL)
     Barbara Boehm
          Vice President

  LIST OF EXHIBITS

A-1. Revolving Credit Note

A-2. Term Note

B.   Litigation

C.   Permitted Liens

EXHIBIT B